UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 28, 2006, the Board of Directors of American Media Operations, Inc. (“AMOI”) adopted an Amended and Restated Code of Ethics and Corporate Conduct for the Principal Executive Officer and Senior Financial Officers (the “Code”). The Code applies to AMOI’s principal executive officer and senior financial officers, which include the principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code was amended to (i) expand guidance with respect to (A) corporate assets and information, public reporting obligations, treatment of confidential and proprietary information, (B) insider trading restrictions and compliance with applicable governmental laws, rules and regulations, and (C) the handling of actual or apparent conflicts of interest, (ii) add specific conduct requirements relating to relationships with competitors and other trade practices and (iii) clarify procedures related to internal reporting of violations of the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: June 30, 2006	By:	/s/ Michael B. Kahane
	Name:	Michael B. Kahane
	Title:	Executive Vice President and General Counsel